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                                                                   EXHIBIT 10.48

             VERITAS 2001 CHIEF EXECUTIVE OFFICER COMPENSATION PLAN

The 2001 CEO Annual Compensation Plan shall consist of two components, as follows:

COMPONENT                           AMOUNT         PAID
Base Salary                     $1,000,000         Regular payroll
EPS Bonus                         $800,000         Annually
                               -----------
                   TOTAL        $1,800,000

BASE SALARY

The Base Salary will be earned on a weekly basis. Additionally, the base salary shall be the basis for calculating life and disability benefits (and any other such benefits which are base salary driven) which shall be provided consistent with the standard company benefits policy.

EPS BONUS

The EPS Bonus shall be earned by achieving the earnings per share specified in the approved operating plan. Bonus shall be paid out in accordance with the following plan:

   PERFORMANCE          % OF EPS BONUS
          <25%                       0
           25%                     50%
           50%                    100%
          100%                    100%
          110%                    150%
          120%                    250%
         >120%                    250%

Any intermediate achievement between levels will earn a proportional amount (for example, earnings of 105% would earn 125% of bonus).

PAYMENTS

The CEO shall be responsible for assessing and recommending to the Compensation Committee payment for the EPS Bonus. Payment for the EPS Bonus shall be made not later than January 31, 2002.

ELIGIBILITY

In order to be eligible to receive a bonus, the individual must be employed by Veritas at the time of payment.

DISCRETION OF THE BOARD OF DIRECTORS

Notwithstanding the above, the Company's board of directors, at its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.





/s/ Mark Leslie           11/17/00      /s/ Gary Bloom                  11/17/00
------------------------  ----------    ------------------------------  --------
For Veritas               Date          Gary Bloom, President & CEO     Date